Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating Revenues:
Electric	$1,053	$1,130	$4,981	$5,339
Natural gas	263	289	929	952
Total operating revenues	1,316	1,419	5,910	6,291
Operating Expenses:
Fuel	126	179	535	769
Purchased power	116	128	556	581
Natural gas purchased for resale	95	122	331	374
Other operations and maintenance	444	473	1,745	1,772
Depreciation and amortization	250	242	995	955
Taxes other than income taxes	106	109	481	483
Total operating expenses	1,137	1,253	4,643	4,934
Operating Income	179	166	1,267	1,357
Other Income, Net	31	18	130	102
Interest Charges	91	99	381	401
Income Before Income Taxes	119	85	1,016	1,058
Income Taxes	24	16	182	237
Net Income	95	69	834	821
Less: Net Income Attributable to Noncontrolling Interests	1	1	6	6
Net Income Attributable to Ameren Common Shareholders	$94	$68	$828	$815

Earnings per Common Share – Basic	$0.38	$0.28	$3.37	$3.34

Earnings per Common Share – Diluted	$0.38	$0.28	$3.35	$3.32

Weighted-average Common Shares Outstanding – Basic	246.0	244.3	245.6	243.8
Weighted-average Common Shares Outstanding – Diluted	247.5	246.8	247.1	245.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$16	$16
Accounts receivable - trade (less allowance for doubtful accounts)	393	463
Unbilled revenue	278	295
Miscellaneous accounts receivable	63	79
Inventories	494	483
Current regulatory assets	69	134
Other current assets	118	63
Total current assets	1,431	1,533
Property, Plant, and Equipment, Net	24,376	22,810
Investments and Other Assets:
Nuclear decommissioning trust fund	847	684
Goodwill	411	411
Regulatory assets	992	1,127
Other assets	876	650
Total investments and other assets	3,126	2,872
TOTAL ASSETS	$28,933	$27,215
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$442	$580
Short-term debt	440	597
Accounts and wages payable	874	817
Current regulatory liabilities	164	149
Other current liabilities	585	544
Total current liabilities	2,505	2,687
Long-term Debt, Net	8,915	7,859
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	2,919	2,666
Regulatory liabilities	4,887	4,637
Asset retirement obligations	638	627
Pension and other postretirement benefits	401	558
Other deferred credits and liabilities	467	408
Total deferred credits and other liabilities	9,312	8,896
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,694	5,627
Retained earnings	2,380	2,024
Accumulated other comprehensive loss	(17)	(22)
Total Ameren Corporation shareholders’ equity	8,059	7,631
Noncontrolling Interests	142	142
Total equity	8,201	7,773
TOTAL LIABILITIES AND EQUITY	$28,933	$27,215

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2019	2018
Cash Flows From Operating Activities:
Net income	$834	$821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,002	938
Amortization of nuclear fuel	79	95
Amortization of debt issuance costs and premium/discounts	19	20
Deferred income taxes and investment tax credits, net	167	224
Allowance for equity funds used during construction	(28)	(36)
Stock-based compensation costs	20	20
Other	(14)	44
Changes in assets and liabilities	91	44
Net cash provided by operating activities	2,170	2,170
Cash Flows From Investing Activities:
Capital expenditures	(2,411)	(2,286)
Nuclear fuel expenditures	(31)	(52)
Purchases of securities – nuclear decommissioning trust fund	(256)	(315)
Sales and maturities of securities – nuclear decommissioning trust fund	260	299
Purchase of bonds	(207)	—
Proceeds from sale of remarketed bonds	207	—
Other	3	18
Net cash used in investing activities	(2,435)	(2,336)
Cash Flows From Financing Activities:
Dividends on common stock	(472)	(451)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	(157)	112
Maturities of long-term debt	(580)	(841)
Issuances of long-term debt	1,527	1,352
Issuances of common stock	68	74
Employee payroll taxes related to stock-based compensation	(29)	(19)
Debt issuance costs	(17)	(14)
Other	—	(2)
Net cash provided by financing activities	334	205
Net change in cash, cash equivalents, and restricted cash	69	39
Cash, cash equivalents, and restricted cash at beginning of year	107	68
Cash, cash equivalents, and restricted cash at end of year	$176	$107